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                                                                    EXHIBIT 1.1

                                                                      EXECUTION
                             UNDERWRITING AGREEMENT

                                US$1,059,000,000

                    HOMESIDE MORTGAGE SECURITIES TRUST 2001-1

          Mortgage Backed Floating Rates Notes, Series 2001-1, Class A



                             UNDERWRITING AGREEMENT

                                                                January 17, 2001


Deutsche Banc Alex. Brown Inc.
As Representative of the
  Several Underwriters Listed
   in Schedule I
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

         Perpetual Trustee Company Limited (ABN 42 000 001 007), acting in its capacity as trustee (the "Issuer Trustee") of the HomeSide Mortgage Securities Trust 2001-1 (the "Trust"), acting at the direction of HomeSide Global MBS Manager, Inc., a company incorporated in the State of Delaware, as manager of the Trust (the "Global Trust Manager"), proposes to sell to the several Underwriters listed in Schedule 1 to this Agreement (the "Underwriters"), for whom Deutsche Banc Alex. Brown Inc. is acting as representative (the "Representative"), US$1,059,000,000 aggregate principal amount of Mortgage Backed Floating Rate Notes, Series 2001-1, Class A (the "Notes") issued by the Issuer Trustee. The Global Trust Manager is a wholly-owned indirect subsidiary of National Australia Bank Limited (ABN 12 004 044 937), a company incorporated in Victoria, Australia (the "National"). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the HomeSide Mortgage Securities Trusts Definitions Schedule dated January 3, 2001 (the "Definitions Schedule"), by and among the Issuer Trustee, the Global Trust Manager, P.T. Limited (the "Security Trustee"), The Bank of New York, New York Branch, The Bank of New York, London Branch, the National, National Australia Managers Limited, HomeSide Mortgage Securities, Inc. and Kredietbank S.A. Luxembourgeoise or in the Supplemental Deed (defined below) in respect of the Trust. To the extent of any disagreement between defined terms, the Supplemental Deed shall take precedence over the Definitions Schedule, and this Agreement shall take precedence over the Supplemental Deed.

         The Notes will be secured principally by a pool of one - to four - family residential mortgage loans secured by properties located in Australia (the "Mortgage Loans"). The National, as seller (in such capacity, the "Seller"), will equitably assign the Mortgage Loans to HomeSide Mortgage Securities, Inc. (the "Depositor") who will in turn equitably assign the Mortgage Loans to the Issuer Trustee. The Mortgage Loans will be serviced for the Issuer Trustee by the National through its division, HomeSide (the "Servicer").

         The Trust was created pursuant to a master trust deed dated as of January 3, 2001 (the "Master Trust Deed"), between the Global Trust Manager and the Issuer Trustee, and a supplemental deed dated as of January 24, 2001 (the "Supplemental Deed"), among the National (as Seller and Servicer), the Global Trust Manager, the Issuer Trustee, the Security Trustee and the Depositor, and a Notice of Creation of Trust between the Global Trust Manager and the Issuer Trustee dated as of January 3, 2001. The Notes will be issued pursuant to a Note Trust Deed to be dated as of January 24, 2001 among the Issuer Trustee, the Global Trust Manager and The Bank of New York, New York Branch (the "Note Trustee").

         The Depositor and the Global Trust Manager have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder


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(collectively, the "Securities Act"), a registration statement on Form S-11
(No. 333-53160), including a form of preliminary prospectus, for registration of the Notes under the Securities Act and has filed such amendments thereto and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement in the form in which it first became effective and as amended or supplemented thereafter (if applicable) and the prospectus constituting a part thereof (including all information deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities
Act) as amended or supplemented thereafter (if applicable) under the Securities Act) are herein referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters for use in connection with the offering of the Notes which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

         When used in this Agreement, "Basic Documents" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Supplemental Deed in respect of the Trust, the Notes, the Master Security Trust Deed (in so far as it applies to the Trust), the Deed of Charge in respect of the Trust, the Servicing Agreement (insofar as it applies to the Trust), the Note Trust Deed in respect of the Trust, the Agency Agreement in respect of the Trust, the Initial Sale Agreement and the Initial Offer to Sell in respect of the Trust, the Secondary Sale Agreement and the Secondary Offer to Sell in respect of the Trust, the Definitions Schedule, the Basis Swap Agreement in respect of the Trust, the Fixed Rate Swap Agreement in respect of the Trust, the Currency Swap Agreement in respect of the Trust, the Redraw Facility Agreement in respect of the Trust, the Liquidity Facility Agreement in respect of the Trust, any document in connection with, or evidencing a Support Facility in respect of the Trust, any other document which is agreed to by the Global Trust Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust under the Supplemental Deed, the DTC Letter of Representations, any undertakings given to Euroclear or Clearstream-Luxembourg in connection with the Notes, any agreement, instrument or undertaking entered into by the Issuer Trustee or any National Party (as defined below) in connection with the listing of the Notes on the Luxembourg Stock Exchange and any other contract, agreement or instrument in connection with the issuance and sale of the Notes. The National and the Global Trust Manager are each a "National Party" and collectively are referred to as the "National Party" or the "National Parties."

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity, and reference to the assets, business, property, undertaking or other things of or in relation to the Issuer Trustee, unless otherwise stated, is a reference to the assets, business, property, undertaking or other things of or in relation to the Issuer Trustee in that capacity only.

         Each of the National Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

         1. PURCHASE AND SALE. The Issuer Trustee, at the direction of the Global Trust Manager, agrees to sell, and the Global Trust Manager agrees to direct the Issuer Trustee to sell, the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of the Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.

         2. OFFERING. The National Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Notes upon the terms set forth in the Prospectus as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representative is advisable.

         3. DELIVERY AND PAYMENT. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Representative no later than 12:00 noon, New York City time on January 25, 2001, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative,

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the Issuer Trustee and the Global Trust Manager may agree upon in writing.
The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney, Melbourne and London.

         Payment for the Notes shall be made against delivery to the nominee of the DTC for the account of the Representative and for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "Book-Entry Notes") representing $1,059,000,000 in aggregate Invested Amount of Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by the Representative at the offices of Brown & Wood LLP at One World Trade Center, New York, New York 10048, 57th Floor not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. Interests in any Book Entry Notes will be held only in book entry form through the book-entry facilities of the DTC, except in limited circumstances described in the Prospectus.

         4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER TRUSTEE AND THE NATIONAL PARTIES.

         I. The Issuer Trustee represents and warrants to each Underwriter and the National Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the National Parties, that:

                  (a) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of the Issuer Trustee or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

                  (b) the Issuer Trustee has been duly incorporated and is validly existing as a corporation under the laws of New South Wales, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents and the Issuer Trustee has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to have such power and authority or to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

                  (c) the Issuer Trustee has duly authorized, executed and delivered this Agreement;

                  (d) the Notes have been duly authorized by the Issuer Trustee, and, when the Notes have been issued (and duly authenticated by the Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Note Trust Deed and the Master Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

                  (e) the execution, delivery and performance by the Issuer Trustee of each of the Basic Documents to which it either is, or is to be, a party and this Agreement has been duly authorized by the Issuer Trustee and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

                  (f) the Issuer Trustee is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or (ii) any indenture, mortgage, deed of trust, deed to secure debt, loan agreement or other agreement or instrument to


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which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in the Basic Documents;

                  (g) the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, deed to secure debt, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (iii) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound other than pursuant to the Basic Documents;

                  (h) no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "Trust Indenture Act"), (ii) as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Notes by the Underwriters and (iii) of or with any court or governmental agency or body having jurisdiction over the Issuer Trustee which the failure to obtain or make would not (A) have individually or in the aggregate a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Issuer Trustee and its subsidiaries, taken as a whole, (B) affect the validity of the Notes or rights of the holders of the Notes or (C) prevent or delay the consummation of the transactions contemplated in the Basic Documents;

                  (i) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or maybe the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the US Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Notes;

                  (j) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

                  (k) the Issuer Trustee has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

                  (l) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the "Australian Tax Act") in relation to interest payments under the Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with
(i) the authorization, execution or delivery of any of the Basic Documents to


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which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Notes under this Agreement, (ii) the sale and delivery of the Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection therewith, the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable and further in the case of any tax deducted by the Issuer Trustee as provided for under section 12-190 of Schedule 1 of the Taxation Administration Act, 1953, from a payment made pursuant to the Basic Documents to a person that receives the payment for a supply made in the course of furtherance of an enterprise carried on by the person in Australia and that person has not quoted its Australian Business Number to the Issuer Trustee in respect of that supply;

                  (m) the Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Master Security Trust Deed and the Deed of Charge) by a first ranking fixed and floating charge over the assets of the Trust; and

                  (n) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Deed of Charge).

         II. Each National Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

                  (a) The Global Trust Manager has filed a registration statement on Form S-11 (No. 333-53160), including a form of preliminary prospectus, for registration of the Notes under the Securities Act and has filed such amendments thereto and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.

                  (b) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the National Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus, which is material in the context of performing the National Parties' or Trust's obligations and duties under the Notes and each Basic Document to which they are or are to be a party;

                  (c) it has been duly established and is validly existing with power and authority under the laws of its jurisdiction of creation to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to have such power and authority or to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

                  (d) this Agreement has been duly authorized, executed and delivered by it;

                  (e) each of the Basic Documents to which it is or is to be a party has been duly authorized by it and, upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each National Party that is a party to it and the other parties thereto, will constitute a valid and legally binding obligation of such National Party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws of general applicability relating to or affecting the enforcement of creditors rights generally and to general equitable principles;


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                  (f) other than as set forth in or contemplated by the
Prospectus, and, in the case of National only, other than as disclosed in Note 41(a) (the Contingent Liabilities Note) in National's Annual Financial Report for the year ended September 20, 2000, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability against it of, this Agreement or any of the Basic Documents or
(v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Notes;

                  (g) there are no contracts or other documents to which it is a party or bound that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                  (h) its representations and warranties contained in the Basic Documents are true and correct in all material respects as of the applicable date made or given.

         III. The Global Trust Manager represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

                  (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to a National Party in writing by such Underwriter through the Representative expressly for use therein;

                  (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Global Trust Manager, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Global Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties in this Section 4(II)(h) shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any National Party in writing by such Underwriter through the Representative expressly for use therein;

                  (c) the Trust is not, and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be, required to be registered as an

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"investment company" within the meaning of the Investment Company Act of 1940, as amended;

                  (d) application has been made to list the Notes on the Luxembourg Stock Exchange and for the Notes to be admitted to trading and all relevant requirements for such listing will have been complied with; and

                  (e) there are no contracts or other documents to which it is party or bound that are required to be filed as an exhibit to the Registration Statement or laws, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         5.       COVENANTS AND AGREEMENTS.

         I. The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the National Parties as follows:

                  (a) to use the net proceeds received by the Issuer Trustee from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (b) to notify the Representative and the National Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

                  (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, this Agreement and the Basic Documents or in connection with the issue and distribution of the Notes or the enforcement or delivery of this Agreement and the Basic Documents;

                  (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream-Luxembourg concerning the issue of the Notes and related matters;

                  (e) to provide reasonable assistance to the National Parties to procure that the charges created by or contained in the Deed of Charge are registered within all applicable time limits in all appropriate registers;

                  (f) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

                  (g) for the purposes of section 128F(3)(c) of the Australian Tax Act, it will, before it issues any Note, seek a listing of the Notes on the Luxembourg Stock Exchange and the admission of the Notes to trading on the Luxembourg Stock Exchange, and use its best efforts to maintain such listing for as long as any of the Notes are outstanding; provided, however, if such listing becomes impossible, to use its best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Notes on such other exchange as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Representative, decide.

         II. Except where otherwise specified below as a covenant solely applicable to the Global Trust Manager, each National Party severally covenants and agrees with each of the several Underwriters and the Issuer Trustee as follows:

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                  (a) in the case of the Global Trust Manager only, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

                  (b) in the case of the Global Trust Manager only, to deliver, at the expense of the Global Trust Manager, to the Representative, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request during the period within which the Representative may be required to deliver such documents under the Act;

                  (c) in the case of the Global Trust Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed amendment;

                  (d) in the case of the Global Trust Manager only, to advise the Representative promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective,
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose and (v) of the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading; and to use its reasonable best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending the qualification of the Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) to advise the Representative promptly, and to confirm such advice in writing of the receipt by the Global Trust Manager of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (f) in the case of the Global Trust Manager only, if, during such period of time after the first date of the public offering of the Notes and in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the National Parties, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the National) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as maybe necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (g) in the case of the Global Trust Manager only, to endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes, provided that the Global Trust Manager shall not be required to file a general consent to service of process in any jurisdiction;

                  (h) in the case of the Global Trust Manager only, to make generally available to the holders of the Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (i) in the case of the Global Trust Manager only, to the extent, if any, that the ratings provided with respect to the Notes by the Current Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Global Trust Manager or the Issuer Trustee, to use its reasonable best efforts to furnish such documents and take any other such action or, in the case of the National only, it will use its best efforts to procure the Global Trust Manager to do so;

                  (j) it will on behalf of the Issuer Trustee: (i) for the purposes of 128F of the Australian Tax Act, seek a listing of the Notes on the Luxembourg Stock Exchange and the admission of the Notes to trading on the Luxembourg Stock Exchange before the Issuer Trustee issues any Note, (ii) ensure that the Issuer Trustee will not offer, issue or sell the Notes to the Underwriters, until the Notes have been listed and have been authorized for trading on the Luxembourg Stock Exchange or the Representative, on behalf of the Underwriters, is satisfied that the Notes will be listed after the Closing Date and (iii) it will use its best efforts to maintain such listing for as long as any of the Notes are outstanding; provided, however, if such listing becomes impossible, to use its best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Notes on such other exchange as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Representative, decide;

                  (k) to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the Luxembourg Stock Exchange) and publish all advertisements or other material and to comply with any other requirements of the Luxembourg Stock Exchange that may be necessary in order to effect and maintain such listing;

                  (l) to assist the Representative in making arrangements with DTC, Euroclear and Clearstream-Luxembourg concerning the issue of the Book-Entry Notes and related matters; and

                  (m) in the case of the Global Trust Manager only, so long as the Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statement of compliance and the annual audit report on the financial statements of the Trust furnished to the Issuer Trustee or the Note Trustee by the auditor pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon as thereafter as practicable, the note factor as of the related Record Date to be made available to the Representative on Bloomberg, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of any reports and financial statements furnished to or filed with the Commission in connection with the Notes or any national securities exchange in connection with the Notes, and (v) from time to time such other information concerning the Trust or the Global Trust Manager as the Representative may reasonably request.

         III. The National covenants and agrees with each of the several Underwriters and the Issuer Trustee as follows:

                  (a) at the Closing Date, to pay the Representative an underwriting fee equal to 0.15% of the aggregate initial Invested Amount of the Notes; provided, however, the Underwriters will rebate to the National Parties an amount not to exceed 0.015% of such aggregate initial Invested Amount as reimbursement for certain expenses of issuance of the Notes, but not to exceed the actual expenses incurred by the National Parties.

                  (b) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees, costs and expenses incident to the performance of the National Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this Agreement, (vi) the National Parties' counsel and accountants and the Underwriters' counsel fees and disbursement that are chargeable to the National,
(vii) any expenses incurred by the National Parties in connection with any "roadshow" presentation to potential investors (except for up to A$50,000 of those expenses to be paid by the Representative if the transaction contemplated by this Agreement is consummated) (viii) payable to Current Rating Agencies in connection with the rating of the Notes and (ix) the legal fees of counsel for the Underwriters; and

                  (c) to the extent, if any, that the ratings provided with respect to the Notes by the Current Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the National, to use its reasonable best efforts to furnish such documents and take any other such action.

         IV. Selling Restrictions. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the final Prospectus. Each Underwriter, severally and not jointly, represents and warrants that:

                  (a) No prospectus in relation to the Notes has been lodged by such Underwriter with, or registered at the request of such Underwriter by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each Underwriter represents and agrees that it:

                           (i) has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Notes;

                           (ii) will not (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Notes; and

                           (iii) has not distributed and will not distribute any draft, preliminary or definitive offering memorandum, advertisements or other offering material relating to the Notes,

in the Commonwealth of Australia, its territories or possessions, unless:

                           (x) the minimum aggregate consideration payable by each offeree is at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer, invitation or distribution otherwise does not require disclosure to investors in accordance with
                           Part 6D.2 of the Corporations Law of Australia, and

                           (y) such action complies with all applicable laws and regulations.

                  (b) Each Underwriter agrees that it will not sell Notes to, or invite or induce offers for the Notes from:

                           (i)      any associate of a National Party
                           specified in Schedule II; or

                           (ii) any other associate from time to time specified in writing to the Underwriter by a National Party; provided, however, that the offer and/or sale of Notes by the Underwriter to an associate of the National prior to receipt of written notice from the National that such person constitutes an associate of the National shall not be deemed a violation of this Section (IV)(b).

                  (c) The Underwriters have offered, or will within 30 days of the date of this Agreement offer, the Notes for sale to, or have invited offers to purchase the Notes from (in each case, by delivery of any preliminary prospectus or the final Prospectus or otherwise):

                           (i) at least 10 persons each of whom they reasonably believe to be a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and not to be an associate of any other; or

                           (ii) at least 100 persons each of whom they reasonably believe either has acquired similar securities in the past or is likely to be interested in acquiring the Notes.

                  (d) Each Underwriter, severally and not jointly, agrees to provide such information relating to the issue and sale of the Notes as may be reasonably requested by the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied in respect of the Notes, provided that no Underwriter shall be obliged to disclose:

                           (x) the name or account information with respect to any person except to the extent required by the Issuer Trustee solely for purposes of determining compliance with paragraph (d) above; or

                           (y) any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

                  (e) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

                  (f) Each Underwriter further represents and agrees, severally and not jointly, that:

                           (i) it has not offered or sold and, prior to the date six months after the date of issue of the Notes, will not offer or sell any of the Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

                           (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom; and;

                           (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes, to a person who is of a kind described in
                           Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

         V. The Global Trust Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in
Section 5(I) and the Issuer Trustee acknowledges and accepts that direction.

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters hereunder are subject to the performance by the Issuer Trustee and the National Parties of their obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date of the determination of the public offering price of the Notes and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act;

                  (b) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Person of the Issuer Trustee and each National Party, with specific knowledge about the party's financial matters which certifies as to the matters set forth in Section 4I.(a) and (i) (in the case of the Issuer Trustee) and Section 4II.(b) and (f) (in the case of the National Parties) hereof;

                  (c) the Representative shall have received letters, dated the date of delivery thereof, of (i) KPMG, LLP (Washington, D.C.), substantially in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto), agrees with the accounting records of the National, excluding any questions of legal interpretation, and (ii) KPMG, LLP (Melbourne, Australia), substantially in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

                  (d) Stroock & Stroock & Lavan, LLP, counsel to the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (e) Brown & Wood LLP, United States counsel for the National Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (f) Brown & Wood LLP, United States federal income tax counsel for the National Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (g) Mallesons Stephen Jaques, Australian counsel for the National Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (h) Mallesons Stephen Jaques, Australian tax counsel for the National Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (i) Henry Davis York, Australian counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (j) An internal counsel of the National knowledgeable of this transaction shall have furnished to the Representative his written opinion, dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as he may reasonably request to enable him to pass upon such matters;

                  (k) Counsel to the Interest Rate Swap Provider and Currency Swap Providers shall have furnished to the Representative their written opinions dated the Closing Date, substantially in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (l) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Current Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

                  (m) the Representative shall have received copies of letters from each of the Current Rating Agencies stating that the Notes have been rated AAA or its equivalent by the Current Rating Agencies;

                  (n) the Notes shall have been listed on the Luxembourg Stock Exchange and admitted to trading on the Luxembourg Stock Exchange or such other exchange as the parties shall agree upon or the Representative shall be satisfied that such listing will be granted after the Closing Date but in any event, prior to the first Payment Date for the Notes; and

                  (o) on or prior to the Closing Date the Issuer Trustee and the National Parties shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

         7.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) Each of the National Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Notes and each person, if any, that controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise from and against (x) any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) to which it is liable under the Act, the Exchange Act or otherwise insofar as it arose out of, or is based on or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the National Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any and all legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted caused by any untrue statement or alleged untrue statement of material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated in or necessary to make the statements therein not misleading, except (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any Underwriter furnished to a National Party in writing by such Underwriter through the Representative expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or (ii) that such indemnity with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from (1) any preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (2) the Prospectus was corrected in the Prospectus as amended or supplemented.

         For the purposes of this Agreement, the term "Prepayment and Yield Information" means that portion of the information in any preliminary prospectus or the Prospectus (or the Prospectus as amended or supplemented) set forth under the sub-heading "Prepayment and Yield Considerations - Prepayment Rate Model and Modeling Assumptions", including the prepayment tables included thereunder.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Global Trust Manager, its directors, its officers who sign the Registration Statement, the Depositor, its directors, its officers who sign the Registration Statement, the Issuer Trustee and the National and each person that controls a National Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act or otherwise to the same extent as the foregoing indemnity from the National Parties to each Underwriter, but only with reference to information relating to such Underwriter furnished to the National Parties in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The parties hereto acknowledge and agree that the only information relating to an Underwriter furnished to any National Party in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus is the information appearing in the Prospectus in the penultimate sentence of the second paragraph on page VII, paragraphs 3, 5 and 6 under the heading "Plan of Distribution--Underwriting" and in the case of Deutsche Banc Alex. Brown Inc. and the National only, in paragraphs 10 and 11, respectively, under the heading "Plan of Distribution--Underwriting."

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the Global Trust Manager, its directors, its officers who sign the Registration Statement, the National and the Issuer Trustee and such control persons of each of the Issuer Trustee and the National Parties shall be designated in writing by such respective party. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the

Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in subsection (a) or
(b) above is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein (or, in the case where such indemnification is insufficient, in addition to such partial indemnification), then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the National Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the National Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the National Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the National Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Notes. The relative fault of the National Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a National Party or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The National Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting fees received by it with respect to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule 1 hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         To the extent that any payment of damages by a National Party pursuant to this Agreement is determined to be a payment of damages pursuant to Prudential Standard APS 120 - Funds Management and Securitisation, such payment shall be subject to the terms of paragraph 15 of Guidance Note AGN 120.3 of that prudential standard.

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer Trustee and the National Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a National Party, its officers or directors or any other person controlling the Issuer Trustee or a National Party and (iii) acceptance of and payment for any of the Notes.

         8. TERMINATION. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Issuer Trustee and each National Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the Luxembourg Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee as trustee of the trust or any National Party shall have been suspended on any exchange or in any over-the-counter market,
(iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either United States Federal, New York State, Commonwealth of Australia, Victoria or United Kingdom authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Australia of a national emergency or war, material adverse change in the financial markets of the United States, Australia, France, Germany or England or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representative, impractical to proceed with the offering or delivery of the Notes as contemplated by the final Prospectus (exclusive of any supplement thereto).

         9. EFFECTIVENESS OF AGREEMENT, DEFAULT OF UNDERWRITERS. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Global Trust Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the National Parties and the Issuer Trustee. In any such case either the Representative or the Global Trust Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements maybe effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. EXPENSES UPON TERMINATION. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a National Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a National Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the National Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the National Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. ACTIONS BY REPRESENTATIVE; NOTICE. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Deutsche Banc Alex. Brown Inc., 31 West 52nd Street, New York, New York 10019 (Facsimile No.: 212-469-7120);
Attention: Paul Vambutas, Vice President. Notices to the National and the Global Trust Manager shall be given to it at HomeSide Global MBS Manager, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256 (Facsimile No.: (904) 281-3062); Attention: Robert Jacobs. Notices to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 3 Hunter Street, Sydney, NSW, 2000 (Facsimile No.: (612) 9221-7E70; Attention: Manager Securitization,

         13.      APPOINTMENTS OF PROCESS AGENT.

                  (a) Each of the National Parties hereby designates and appoints Robert J. Jacobs (the "National Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Robert Jacobs as such authorized agent shall become effective immediately without any further action on the part of the each of the National Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 13 and reasonably satisfactory to the Representative. If the National Process Agent shall cease to act as agent for service of process, each of the National Parties shall appoint, without unreasonable delay, another such agent, and notify the Representative of such appointment. Each of the National Parties represents to the Underwriters that it has notified the National Process Agent of such designation and appointment and that the National Process Agent has accepted the same in writing. Each of the National Parties hereby authorizes and directs the National Process Agent to accept such service. Each of the National Parties further agrees that service of process upon the National Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding, Nothing in this Section 13 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

                  (b) The Issuer Trustee hereby designates and appoints CT Corporation, Los Angeles, California (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of CT Corporation, Los Angeles, California such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 13 and reasonably satisfactory to the Representative. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify the Representative of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing the Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding.

Nothing in this Section 13 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

         14. CONSENT TO JURISDICTION; EXCHANGE RISK OF PAYMENTS IN NON-U.S. CURRENCY.

                  (a) Each of the Parties hereto submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  (b) The obligation of any of the National Parties or the Issuer Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the National Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are more than the sum originally due to such Underwriter, such Underwriter agrees to indemnify the National Parties and the Issuer Trustee, as applicable, for such difference.

         15. FOREIGN TAXES. All payments to be made by the Issuer Trustee and any National Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges, excluding for the purposes of this Section 15, (i) any taxes which are payable as a consequence of any Underwriter having a necessary connection with the relevant taxing jurisdiction and (b) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or the State of New York (all such non-excluded taxes, duties or charges, "Foreign Taxes"), unless the Issuer Trustee or such National Party, as applicable, is compelled by law to deduct or withhold such Foreign Taxes. In that event, the Issuer Trustee or such National Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         16. WAIVER OF IMMUNITIES. To the extent that any of the Issuer Trustee and National Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this Agreement, the Issuer Trustee and the National Parties, as applicable, each hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

         17. JUDGMENT CURRENCY. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the National Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "Judgment Currency") other than United States dollars and there is any variation as between (i) the rate of exchange (the "Judgment Rate") at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "Market Rate") at which the person to whom such amounts is paid (the "Payee") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the National Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the National Parties, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Global Trust Manager and/or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate or exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         18.      CERTAIN MATTERS RELATING TO THE ISSUER TRUSTEE.

                  (a) The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 18(c)) hereof to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

                  (b) Each Underwriter and each of the National Parties may not sue the Issuer Trustee in any capacity other than as trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

                  (c) The provisions of this section 18 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or the Supplemental Deed, or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or breach of trust.

                  (d) It is acknowledged that the Global Trust Manager, the Servicer, the Currency Swap Provider, the Interest Rate Swap Provider, the Note Trustee, the principal Paying Agent, the other Paying Agents and the Agent Bank, (each, a "Relevant Party") are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a breach of trust for the purpose of section 18(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether the act or omission is purported to be on behalf of the Issuer Trustee.

                  (e) No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of the Issuer Trustee in a way that exposes the Issuer Trustee to any liability in excess of that contemplated in this Section 18, and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee.

                  (f) The Issuer Trustee is not obliged to do anything or refrain from doing anything under or in connection with this Agreement (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this Section 18.

         19. COUNTERPARTS, APPLICABLE LAW. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof


                                     Very truly yours,

                                     NATIONAL BANK AUSTRALIA LIMITED


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


                                     HOMESIDE GLOBAL MBS MANAGER, INC.


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


                                     PERPETUAL TRUSTEE COMPANY LIMITED
                                     in its capacity as Issuer Trustee of
                                     the HomeSide Mortgage Securities
                                     Trust 2001-1


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


Accepted:  January ___, 2001

DEUTSCHE BANC ALEX. BROWN INC.

Acting on behalf of itself and the
several Underwriters listed in
Schedule 1 hereto.

By:
   -------------------------------
   Name:
   Title:


By:
   -------------------------------
   Name:
   Title:

                                   SCHEDULE I

                                                                    Principal Amount of
                                                                    Notes (US$)
                                                                    -------------------
1.       Deutsche Banc Alex. Brown Inc.                             $   529,500,000
2.       J.P. Morgan Securities Inc.                                $   264,750,000
3.       National Australia Bank Limited (London Branch)            $   264,750,000
                                                                    ---------------
                                                  Total             $ 1,059,000,000
                                                                    ===============

                                 SCHEDULE II

                       ASSOCIATES OF THE NATIONAL PARTIES

20.  NATIONAL AUSTRALIA BANK GROUP COMPANIES

National Australia Bank Limited

National Equities Limited

National Wealth Management Holdings Limited

National Australia Financial Management Limited

         National Asset Management Limited

         National Australia Financial Planning Pty Limited

         National Australia Fund Management Limited

         National Australia Management Services Pty. Ltd.

         National Australia Superannuation Pty. Ltd.

         NAFM Investments Pty. Ltd.

         County Investment Management Limited

National Australia Group (NZ) Limited

         BNZ International Australia Limited

                  BNZ Securities Australia Limited

                  Partown Pty Limited

              Bank of New Zealand Inc in NZ

                  BNZ Finance Limited Inc in NZ

                  BNZ Funding Limited Inc in NZ

                  BNZ International (Hong Kong) Limited Inc in Hong Kong

                  BNZ Investments Limited Inc in NZ

                           BNZ Equipment Limited Inc in NZ

                           BNZ International Limited Inc in NZ

                           Amber Liquid Investments Limited Inc in Cayman Islands

                  BNZ Corporation Limited Inc in NZ

                  BNZ Investment Management Limited Inc in NZ

                  BNZ Life Insurance Limited Inc in NZ

                  BNZ Nominees Limited Inc in NZ

                  BNZI Securities (No 1) Limited Inc in NZ

                  BNZI Securities (No 2) Limited Inc in NZ


                                      22





                  BNZ Property Investments Limited Inc in NZ

                           BNZ Branch Properties Limited Inc in NZ

                           BNZ Properties (Auckland) Limited Inc in NZ

                           BNZ Properties Limited Inc in NZ

                           Flamingo Holdings Incorporated Inc in NZ

                  Iraklis Eleven Limited Inc in NZ

                  Interchange and Settlement Limited Inc in NZ

                  Chase Manhattan Bank of New York (Trustee of Trusts)

                  Chase Manhattan Bank of Delaware (Trustee of Trusts)

                  National Australia Ltd Inc in NZ

                  Maroro Leasing Limited Inc in NZ

                  New Zealand Card Services Limited Inc in NZ

                  Quill Financing Limited Inc in NZ

                           Peterel Financing Limited Inc in NZ

                  Custom Fleet (NZ ) Limited Inc in NZ

                  Screen Holdings Ltd Inc in NZ

                  Screen Holdings No 2 Limited Inc in NZ

                  BNZ Capital Guaranteed Growth Fund Limited Inc in NZ

BANK OF NEW ZEALAND ASSOCIATED COMPANIES

                  Electronic Transaction Services Ltd Inc in NZ

                  Loyalty New Zealand Limited Inc in NZ

                  Mondex New Zealand Limited Inc in NZ

National Australia Group Europe PHC Limited

National Australia Group Europe Limited

         Clydesdale Bank PLC (Group) Inc in Scotland

                  CB House Purchase Limited Inc in Scotland

                  CB Nominees Limited Inc in Scotland

                  CB Shelfco No. 1 Limited (In liquidation) Inc in Scotland

                  CB Trustee Nominees Limited Inc in Scotland

                  Clydesdale Bank Custodian Nominees LimitedInc in Scotland

                  Clydesdale Bank Equity Limited

                  Clydesdale Bank Pension Trustee Limited Inc in Scotland


                                       23





                  Clydesdale Europe Finance Limited Inc in Jersey (UK tax resident)

                           CGF No. 3 Limited Inc in Scotland

                           CGF No. 6 Limited Inc in Scotland

                           CGF No. 9 Limited Inc in Scotland

                           CGF No. 12 Limited Inc in Scotland

                  Clydesdale Bank Insurance Brokers Limited Inc in Scotland

                  Clydesdale Bank (Head Office) Nominees Ltd Inc in Scotland

                  Clydesdale Bank (London) Nominees Limited Inc in Scotland

                  Clydesdale Bank (Piccadilly) Nominees Limited Inc in Scotland

                  North of Scotland Bank Limited Inc in Scotland

                  Warren Collections Limited Inc in Scotland

                  Clydesdale Bank Asset Finance Limited Inc in Scotland

National Australia Group Europe Investments Ltd Inc in Scotland

NAGEO B.V. Inc in Netherlands (UK tax resident)

National Australia Group Europe Finance B.V. Inc in Netherlands (UK tax resident)

National Americas Investment, Inc. Inc in USA

National Americas Holdings Ltd Inc in England

Michigan National Corporation Inc in USA

         Independence One Capital Management Corporation Inc in USA

         Independence One Life Insurance Company Inc in USA

         Michigan National Bank

                  Executive Relocation Corporation Inc in USA

                  General Audit Systems, Inc Inc in USA

                  Independence One Brokerage Services, Inc. Inc in USA

                  Independence One Mortgage Corporation Inc in USA

                  Meridian Investments, Inc. Inc in USA

                  RIMCO XIV, Inc. Inc in USA

                           IWPB, Inc. Inc in USA

                           IRESC, Inc. Inc in USA - (Inactive)

                  Michigan National Bank Community Development Corporation Inc in USA

                  MNB Leasing Corporation Inc in USA

                  MNB Interactive Services, Inc. Inc in USA


                                       24





                  MNB Mondex Originator, Inc. Inc in USA

                  MNB Smartcard Technologies, Inc. Inc in USA

                  MNC Operations and Services, Inc. - (Inactive) Inc in USA

                  MNC Financing Trust No. 1.Inc in USA

                  NAB Distribution Trust

                  Michigan National Insurance Services, Inc. Inc in USA

                  MN Finance, L.L.C. Inc in USA



         OTHER INVESTMENT INTERESTS OF MICHIGAN NATIONAL BANK

                  Financial Title, L.L.C. Inc in USA

                  Rock Home Loans at Michigan National, L.L.C. Inc in USA

                  NYCE Corporation (formerly Magic Line, Inc)

                  Bloomfield Hills Bancorp, Inc.

                           The Bank of Bloomfield Hills

         HomeSide Investment, Inc. Inc in USA

         HomeSide International, Inc. Inc in USA

         HomeSide Lending, Inc. Inc in USA

         CFC, Inc. Inc in USA

         SWD Properties, Inc. Inc in USA

         HMC Financial, Inc. Inc in USA

         HomeSide Mortgage Securities, Inc. Inc in USA

         Stockton Plaza, Inc. Inc in USA

         HSL Realty Tax Services Corporation Inc in USA

         HomeSide Funding Corporation Inc in USA

         HomeSide Solutions, Inc. Inc in USA

         Think or Swim, LLC Inc in USA

Angara Limited Inc in Hong Kong

Angara (Chater) Limited Partnership (Hong Kong Limited partnership)

Angara (Pedder) Limited Partnership (Hong Kong Limited partnership)

Ariodante Limited (English Company - to be incorporated in the next few weeks)

PFA Limited (Cayman Islands Company - to be incorporated in the next few weeks)

National Australia Finance (Commercial Leasing) Limited Inc in England


                                       25






National Australia Finance (Equipment Leasing) Limited Inc in England

National Australia Finance (Industrial Leasing) Limited Inc in England

National Australia Finance (Leasing) Limited Inc in England

National Australia Group CIF Trustee Ltd Inc in England

National Australia Group SSP Trustee Ltd Inc in England

National Australia UK Pension Trustee Ltd Inc in England

National Europe Holdings Limited Inc in England

National Europe Holdings (Ireland) Limited Inc in England

National Europe Holdings (GB) Limited Inc in England

National Europe Holdings (Wealth Management) Limited Inc in England

National Australia Group Europe Services Ltd Inc in Scotland

National Australia Group Europe Services Ltd- Irish Branch Inc in Scotland

National Australia Life Company Ltd Inc in England

National Australia Life Services Ltd Inc in England

National Australia Trust Management Ltd Inc in England

National Irish Holdings Ltd Inc in England

Amber Liquid (UK) Investments Limited Inc in England

         NAB Finance (Ireland) Ltd Inc in Ireland

         Clydesdale Trustee & Custodial Services (Ireland) Ltd Inc in Ireland

         Clydesdale Corporate Investment Services (Ireland) Ltd Inc in Ireland

         Clydesdale Ireland Securities Nominees Limited Inc in Ireland

         National Irish Bank Limited Inc in Ireland

         National Irish Bank Limited - Isle of Man Branch Inc in Ireland

                  Collinstown Property Holding Co Ltd Inc in Ireland

                  Forward Trust (Ireland) Ltd. Inc in Ireland

                  National Australia Group SSP (ROI) Trustee Ltd Inc in Ireland

                  National Irish Bank Financial Services Ltd. Inc in Ireland

                  National Irish Bank Leasing Ltd. Inc in Ireland

                  National Irish Bank Nominees Ltd. Inc in Ireland

                  National Irish Bank Pensions Ltd. Inc in Ireland

                  Angelsea Assets Ltd Inc in Ireland

                  National Irish Bank Trust Company Ltd. Inc in Ireland


                                       26





                  National Irish Investment Bank Ltd.Inc in Ireland

                  National Irish Investment Bank Nominees Ltd. Inc in Ireland

                  National Irish Investment Bank Pensions Ltd. Inc in Ireland

                  Norfin Investments Ltd. Inc in Ireland

         Northern Bank Ltd. Inc in N Ireland

         Northern Bank Limited - Dublin Branch Inc in N Ireland

         Northern Bank Limited - Isle of Man Branch Inc in N Ireland

                  Northern Bank Executor & Trustee Co. Ltd. Inc in N Ireland

                  Northern Bank Factors Ltd. Inc in N Ireland

                  Northern Bank Financial Services Ltd. Inc in N Ireland

                           Northern Bank Development Corporation Ltd. Inc in N Ireland

                                    Nordev Properties Ltd. Inc in N Ireland

                                    Project Development (Balmoral) Ltd. Inc in N Ireland

                                    Northern Bank (I.O.M.) Ltd  Inc in Isle of Man

                                            Northern Bank Trust Company (I.O.M.) Ltd.

                                                     (Inc in Isle of Man)

                                            NAM Nominees Limited Inc in Isle of Man

                                    Northern Asset Finance Ltd. Inc in N Ireland

                                            Causeway Credit Ltd. Inc in N Ireland

                                            Northern Bank Commercial Leasing Ltd.

                                                                                Inc in N Ireland

                                            Northern Bank Equipment Leasing Ltd.

                                                                                Inc in N Ireland

                                            Northern Bank Industrial Leasing Ltd.

                                                                                Inc in N Ireland

                  Northern Bank Insurance Services Ltd. Inc in N Ireland

                  Northern Bank Nominees Ltd. Inc in N Ireland

                  Northern Bank Pension Trust Ltd. Inc in N Ireland

                  National Australia Savings Limited Inc in England

                  Yorkshire Bank PLC Inc in England

                           Allerton House Properties Limited Inc in England

                           North British Finance Group Ltd. Inc in England

                           Custom Fleet Limited Inc in England

                           Homeside Lending Ltd. Inc in England

                           EVR Limited Inc in England

                           Fairhalsen Collections Ltd. Inc in England

                           Yorkshire Bank Retail Services Ltd. Inc in England

                           Storecard Ltd. Inc in England

                           Eden Vehicle Rentals Ltd. Inc in England

                           Yorkshire Bank Finance Ltd. Inc in England

                           Yorkshire International Finance B.V. Inc in Netherlands

                           Yorkshire Bank Financial Services Ltd. Inc in England

                           Northern and General Finance Ltd. Inc in England


                                      27



              Yorkshire Bank Equipment Leasing Ltd. Inc in England

              Yorkshire Bank Commercial Leasing Ltd Inc in England

              YB Lease Ltd. Inc in England

              Yorlease Ltd Inc in England

              Mora Property Development Co Limited Inc in N Ireland

              Kensington Hotel (Belfast) Limited Inc in N Ireland

              Yorkshire Bank Home Loans Ltd. Inc in England

              Yorkshire Bank Investments Ltd. Inc in England

              Yorbank Nominees Ltd. Inc in England

              Yorkshire Bank Nominees Ltd. Inc in England

              Brunswick Collection Services Ltd Inc in England

              Camden Hurst Hotel Limited. Inc in England

              YB Trust Company Ltd. Inc in England

National Australia Group Services Limited

         Custom Lease Pty. Limited (in liquidation)

         Custom Service Leasing Limited

         Canudos Limited

         Dinant Limited

         Exchange Hiring Limited

         Hegira Limited

         Laura Pty. Limited

         Lavallette Pty. Limited

         Layang Pty. Limited

         Nosciter Limited

         NSW Housing No. 1 Pty. Limited

         Omnibus Leasing (1978) Limited

         Rail Leasing Limited

         River Boyne Pty. Limited

         River Embley Pty. Limited

         Roma Street Limited

         Webb Dock No. 5 Container Terminal Limited

         Zermatt Limited

NBA Properties Limited

         CBC Holdings Limited

         CBC Properties Limited

         NBA Properties (Qld.) Limited

         NBA Properties (Vic.) Limited

CSPL Securities Pty Limited

National Australia Merchant Bank (Singapore) Limited Inc in Singapore

Nautilus Insurance Pte. Ltd. Inc in Singapore

National Australia Finance (Asia) Limited Inc in Hong Kong

Vilexton Pty Limited

         Freeonline.com


                                      28


ARDB Limited

         Australian Banks' Export Re-finance Corporation Limited

Custom Credit Holdings Limited (In liquidation)

         Custom Credit Corporation Limited (In liquidation)

                  Carrington Confirmers Pty. Limited (In liquidation)

         Australian Market Automated Quotation (Ausmaq) System Limited

         Ausmaq (NZ) Limited Inc in New Zealand

C.B.C. Investments Limited

C.B.C. Investments Services Limited

Commercial Nominees Pty. Limited

Erstfeld Pty Limited

First National Limited (In liquidation)

         First National Finance Limited (In liquidation)

National Australia Corporate Advisory Limited

National Australia Corporate Services Limited

National Australia Funding (Delaware) Inc. Inc in USA

National Australia Investment Capital Limited

         Australian Geographic Pty Ltd

         In Matrix Holdings Pty Ltd

         Sanford Limited

         ISIS Interiors Pty Limited

         Razorback Vehicle Corporation Limited

         GS Private Equity Fund 1 (Less than 15%)

         Maxitrans Ltd (Less than 15%)

National Australia Investment Brokers Limited

National Australia Leasing (Qld.) Pty. Limited

National Australia Limited (In liquidation)

National Australia Managers Limited

National Australia Securities Limited

Australian Equity Corporation Limited (In liquidation)

National Australia Trustees Limited

         Bourke Street Nominees Pty. Limited

National Australia Underwriters Limited

NAF Trustee Limited

NAB Investments Limited

National Infrastructure Investment No.1 Pty Ltd

National Infrastructure Investment No.2 Pty Ltd

National Infrastructure Investment No.3 Pty Ltd

National Nominees Limited

National Nominees (London) Limited

NBA Leasing Pty. Limited

Relationship Services Pty Limited

VPL Securities Pty Limited


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DAPR No.1 Pty Limited

National Capital Guaranteed Fund Limited

National Markets Group Limited

Polymar No.1 Pty Limited

HICAPS Pty Limited

Alice Corporation Pty Ltd

Groundsel Limited

National Australia Capital Securities (UK) PLC Inc in United Kingdom

National Australia Securities (Jersey) Limited Inc in Jersey

National Australia Capital Markets, LLC Inc in USA

NAB Capital LLC   Inc in USA

DC One Pty Ltd

DC Two Pty Ltd

BOACT Pty Ltd

Matrix Film Investment One Pty Limited

Matrix Film Investment Two Pty Limited

HomeSide Lending Australia Limited

NMS Nominees Pty Ltd

National Margin Services Pty Ltd

National OnLine Trading Limited

National OnLine Trading Nominees Pty Ltd

Guidestar Financial Limited Inc in England

Guidestar Financial Group Limited Inc in Hong Kong

Fleet Systems Pty. Limited

O2-e Limited

         Kiboodle Limited

         Kiboodle Australia Pty Limited

         Kiboodle UK Limited

         Kiboodle NZ Limited

Peakhour Pty Limited (not wholly owned)

Peakhour Australia Holdings Pty Limited (not wholly owned)

ARB Corporation Limited

Gunns Limited

Heat Exchangers Limited

TDG Logistics Limited

Bankers Trust Company (in its capacity as joint trustee of the Joey Trust)

Bankers Trust Delaware (in its capacity as joint trustee of the Joey Trust)

Livingstone Investments Pty Ltd (in its capacity as trustee of the Chloral Unit Trust No.1)

Coogee Chemical Pty Ltd (in its capacity as joint trustee of the Chloral Unit Trust No.2)

Nufarm Australia Limited (in its capacity as joint trustee of the Chloral Unit Trust No.2)

Pinnacle Holdings NZ Ltd

(NB The following companies are probably incorporated in USA.)


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Chase Manhattan Bank of New York (in its capacity as joint trustee of the
Madison Park Unit Trust)

Chase Manhattan Bank of Delaware (in its capacity as joint trustee of the Madison Park Unit Trust)

Chase Manhattan Bank of New York (in its capacity as trustee of the General Re Fixed Trust)

Chase Manhattan Bank of New York (in its capacity as joint trustee of the Income No.1 Trust)

Chase Manhattan Bank of New York (in its capacity as joint trustee of the Income
Trust No.1 Trust)

         21.      MLC Group companies and trusts

MLC Holdings Limited (ACN 003 113 068)

         Your Prosperity Limited (ACN 077 305 652)

                  TRUSTEE AND MANAGER OF YOUR PROSPERITY SUPERANNUATION FUND

         MLC Management Limited (ACN 071 514 264)

         MLC Investments Limited (ACN 002 641 661)

                  TRUSTEE OF MLC MASTERKEY UNIT TRUST

                  TRUSTEE OF MLC MASTERKEY CASH MANAGEMENT TRUST

                  TRUSTEE OF LEND LEASE INVESTMENT TRUST

                  TRUSTEE OF MLC INVESTMENT TRUST

                  TRUSTEE AND MANAGER OF MLC ADF

         MLC Limited (ACN 000 000 402)

                  ThreeSixty Limited (ACN 087 180 416)

                  Godfrey Pembroke Financial Services Limited (ACN 003 059 541)

                          Godfrey Pembroke Limited (ACN 002 336 254)

                          Firs&T Pty Limited (ACN 003 960 174)

                          Heritage Management Limited (ACN 057 647 533)

                                   CUSTODIAN OF ONESOURCE CUSTODY SERVICE

                                   TRUSTEE AND MANAGER OF THE HML SUPERANNUATION FUND

                  Plum Financial Services Limited (ACN 081 812 731)

                          PLUMFS Limited (ACN 082 991 795)

                          PFS Nominees Pty Ltd (ACN 082 026 480)

                  FlexiPlan Australia Limited (ACN 056 678 427)

                          TRUSTEE OF FLEXIINVESTMENT FUND

                          TRUSTEE OF FLEXIPLAN AUSTRALIA MASTER PLAN FLEXI ROLLOVER FUND

                          TRUSTEE OF FLEXIPLAN AUSTRALIA MASTER PLAN FLEXISUPER FUND

                  Medfin Australia Pty Limited (ACN 070 811 148)

                  MLC Properties Pty Limited (ACN 003 806 442)

                          TRUSTEE OF MLC PROPERTY INVESTMENT TRUST

                          TRUSTEE OF MLC INTERNATIONAL PROPERTY INVESTMENT TRUST

                  MLC Nominees Pty Ltd (ACN 002 814 959)

                          TRUSTEE OF MLC STAFF SHARE SCHEME

                          CUSTODIAN TO NORTHERN TERRITORY CONDITIONS OF SERVICE TRUST

                          TRUSTEE OF THE UNIVERSAL SUPER SCHEME

                  MLC Coal Investment Pty Limited (ACN 060 305 044)

                  Tun Charoen Co Limited (incorporated in Thailand)


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

                          Advance Assurance Limited (incorporated in Thailand)

                  Fortuitous Assets Ltd (incorporated in the British Virgin Islands)

                  Sophisticated Assets Ltd (incorporated in the British Virgin Islands)

                  Eight Star Group Ltd (incorporated in the British Virgin Islands)

                  Stable Markets Holdings Ltd (incorporated in the British Virgin Islands)

                  CEF Lend Lease Insurance Holdings (Bermuda) Limited (incorporated in Bermuda)

                          CEF Lend Lease Life Assurance Limited (incorporated in Hong Kong)

                          CEF Lend Lease Trustees Limited (incorporated in Hong Kong)

                                   TRUSTEE OF CEF LEND LEASE STAFF PROVIDENT FUND

                                   TRUSTEE OF CEF LEND LEASE AGENT PROVIDENT FUND

                                   TRUSTEE OF CEF MASTER PROVIDENT FUND

                  PT Simas Lend Lease Life (incorporated in Indonesia)

                  Messenia Pty Limited (ACN 050 539 921)

         Lend Lease Financial Planning Limited (ACN 056 426 932)

         MLC Lifetime Company Limited (ACN 000 000 420)

                  Australian Eagle Nominees Pty Limited (ACN 055 780 991)

                          TRUSTEE OF AUSTRALIAN EAGLE PROPERTY TRUST

                  003 311 635 Pty Limited (ACN 003 311 635)

                          Whitechapel Investments Pty Ltd (ACN 000 498 420)

                          Blantyre Pty Ltd (ACN 008 183 640)

                          Cameron Close Pty Ltd (ACN 003 390 047)

                          008 031 427 Pty Ltd (ACN 008 031 427)

                          007 602 619 Pty Ltd (ACN 007 602 619)

                          Parkland Villas Pty Ltd (ACN 002 508 581)

                  CFG Nominees Pty Ltd (ACN 000 299 883)

                  The Figtrees Pty Ltd (ACN 002 816 551)

                  Capita Properties Pty Ltd (ACN 003 648 173)

                          TRUSTEE OF CAPITAL MASTER PROPERTY TRUST

                  Tropical Breeze, Inc (incorporated in the US)

                          TRUSTEE OF PUBLIC STORAGE AMERICAN TRUST

         Australian Eagle Life Limited (ACN 055 638 572) (in voluntary liquidation)

         MLC Computer Pty Limited (ACN 002 403 438)

         MLC Advisor Holdings Pty Limited (ACN 080 713 444) (in voluntary liquidation)

Lend Lease Advisor Services Limited (ACN 002 071 749)

Lend Lease Corporate Services Limited (ACN 055 638 474)

Lend Lease Corporate Services Asia Pte Ltd (incorporated in Singapore)

         PT BII Lend Lease Investment Services (incorporated in Indonesia)


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